EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard International Equity Funds
File Number: 811-5972
Registrant CIK Number: 0000857489


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $199,504
2. Dividends for a second class of open-end company shares                                                          $16,305
3. Dividends for a third class of open-end company shares                                                           $29,505
4. Dividends for a fourth class of open-end company shares                                                          $0

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.580
        2. Dividends from a second class of open-end company shares                                                 $1.407
        3. Dividends from a third class of open-end company shares                                                  $0.611
	4. Dividends from a fourth class of open-end company shares                                                 $0.000

Item 74

U)      1. Number of shares outstanding                                                                              398,449
        2. Number of shares outstanding for a second class of shares of open-end company shares                      21,434
        3. Number of shares outstanding for a third class of shares of open-end company shares                       67,546
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      3,504

V)      1. Net asset value per share (to the nearest cent)                                                           27.00
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              63.44
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               27.05
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              50.80


Series 2

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $64,623
2. Dividends for a second class of open-end company shares                                                          $5,924
3. Dividends for a third class of open-end company shares                                                           $15,898
4. Dividends for a fourth class of open-end company shares                                                          $0

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.157
        2. Dividends from a second class of open-end company shares                                                 $1.072
        3. Dividends from a third class of open-end company shares                                                  $0.170
	4. Dividends from a fourth class of open-end company shares                                                 $0.000

Item 74

U)      1. Number of shares outstanding                                                                              500,624
        2. Number of shares outstanding for a second class of shares of open-end company shares                      10,581
        3. Number of shares outstanding for a third class of shares of open-end company shares                       122,897
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      2,978

V)      1. Net asset value per share (to the nearest cent)                                                           10.39
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              68.05
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               10.41
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              55.09


Series 3

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $53,935
2. Dividends for a second class of open-end company shares                                                          $5,623
3. Dividends for a third class of open-end company shares                                                           $0

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.259
        2. Dividends from a second class of open-end company shares                                                 $0.276
        3. Dividends from a third class of open-end company shares                                                  $0.000

Item 74

U)      1. Number of shares outstanding                                                                             292,007
        2. Number of shares outstanding for a second class of shares of open-end company shares                     27,639
        3. Number of shares outstanding for a third class of shares of open-end company shares                      6,991

V)      1. Net asset value per share (to the nearest cent)                                                          16.91
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             16.95
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              53.61

